AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this "Agreement") is made and entered into as of the 31st day of January, 2006, by and among KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership ("KLP"), KOYAH PARTNERS, L.P. a Delaware limited partnership ("KP"), KOYAH VENTURES, LLC, a Delaware limited liability company ("Ventures"), RAVEN PARTNERS, L.P., a Delaware limited partnership ("Partners"), and KOYAH MICROCAP PARTNERS MASTER FUND, L.P., a Cayman Islands limited partnership ("Microcap", and together with KP, KLP, Ventures and Raven, the "Lenders") , and AURA SYSTEMS, INC., a Delaware corporation (the "Company").

WITNESSETH:

WHEREAS, in connection with prior secured loans by KP and KLP to the Company (the "Prior Koyah Loans") the Company, KP and KLP entered into various instruments and agreements identified on Exhibit A;

WHEREAS, in connection with a prior secured loan by Ventures to the Company (the "Prior Ventures Loan") the Company and Ventures entered into various instruments and agreements identified on Exhibit A;

WHEREAS, in connection with a prior secured loan by Raven to the Company (the "Prior Raven Loan") the Company and Raven entered into various instruments and agreements identified on Exhibit A;

WHEREAS, in connection with prior secured loans by Microcap to the Company (the "Prior Microcap Loans, and together with the Prior Koyah Loans, the Prior Ventures Loan, the Prior Raven Loan and the Prior Microcap Loans, the "Prior Loans") the Company and Microcap entered into various instruments and agreements identified on Exhibit A;

WHEREAS, the Company subsequently filed for relief under Chapter 11 of the Bankruptcy Code on June 24, 2005 in the United States Bankruptcy Court, Central District of California, Los Angeles Division, Case No. LA 05 24550 SB (the "Bankruptcy'). The Company's Amended Plan of Reorganization (the "Amended Plan of Reorganization") was confirmed by the order of the Bankruptcy Court on January 18, 2006. The Amended Plan of Reorganization, among other things, provided for the Lenders to receive on the effective date of the Amended Plan of Reorganization (the "Plan Effective Date"), in satisfaction of all claims of the Lenders on account of the Prior Loans, (i) five percent of the common stock of the reorganized Company (equivalent to 1,134,000 shares, after giving effect to the Amended Plan of Reorganization), and (ii) warrants for the purchase of an additional 259,900 shares of common stock of the reorganized Company, and (iii) restated promissory notes from the reorganized Company in the aggregate sum of $2,600,000 (the "Allowed Secured Claim"), which would continue to be secured by the same liens with the same priority as secured the Prior Loans, as evidenced by restated security agreements and other instruments. This Agreement is made in conjunction with and pursuant to the Amended Plan of Reorganization, and the five Amended

and Restated Promissory Notes to each of the Lenders, the Consolidated, Amended and Restated Security Agreement among the parties hereto, and the Consolidated, Amended and Restated Stock Pledge Agreement among the parties hereto, each dated as of the date hereof (the "Koyah Transaction Documents"), and is intended to amend, restate and supersede the original Intercreditor Agreement dated as of January 19, 2004 among KP, KLP, Edgar Appleby and Prudent Bear Fund, Inc., as amended, to which Ezra Meyer ("Meyer") was subsequently added as an additional party (the "Prior Intercreditor Agreement"). The loans of Edgar Appleby, Prudent Bear Fund, Inc. and Meyer have been satisfied in full and such parties are no longer parties to the Prior Intercreditor Agreement;

WHEREAS, the (i) 1,134,000 shares of common stock of the reorganized Company, (ii) warrants for the purchase of an additional 259,900 shares of common stock of the reorganized Company and (iii) the Amended and Restated Promissory Notes for $2,600,000 aggregate principal amount of the Allowed Secured Claim to be delivered by the Lenders by the reorganized Company as evidenced by the Koyah Transaction Documents are allocated among the Lenders in proportion to their pro rata share of the aggregate amount of the Prior Loans, as follows:

	Common Stock	*Warrants*	*Notes*
KLP	759,780	174,133	$1,742,000
KP	192,780	44,183	442,000
Ventures	68,040	15,594	156,000
Raven	22,680	5,198	52,000
Microcap	90,720	20,792	208,000
Total	**1,134,000**	**259,900**	**$2,600,000**

WHEREAS, pursuant to the Koyah Transaction Documents, the Company has executed and delivered, and is obligated to execute and deliver from time to time, certain other security filings, instruments and documents to further effectuate, evidence or perfect the respective security interests of the Lenders in the collateral described in the Koyah Transaction Documents;

WHEREAS, KLP and KP previously had and will continue to, have a first priority security interest in the collateral described in the Koyah Transaction Documents and the other Lenders have junior security interests of varying priority in the same collateral, as such priority and certain exceptions thereto are further specified in the Koyah Transaction Documents;

WHEREAS, notwithstanding the higher priority of the security interests of certain Lenders, such Lenders are willing to make the priority of their security interests co-equal to the priority of the security interests of the other Lenders junior to them;

WHEREAS, in connection therewith, the Lenders have agreed to share the Collateral (as defined below) on a pooled basis, to the extent of the amount of the Credit Obligations (as defined below), for the ratable benefit of the Lenders in accordance with their pro rata share of the Credit Obligations, on the terms and conditions set forth herein;

WHEREAS, the Lenders also desire to appoint a single party to hold and administer the Koyah Transaction Documents and the Collateral for their ratable benefit, on the terms and conditions set forth herein;

WHEREAS, in connection therewith, the Lenders desire to allocate as between themselves their relative rights in respect of the Collateral and agree between themselves on certain other arrangements in connection with the Allowed Secured Claim, on the terms and conditions set forth herein;

WHEREAS, the Lenders have agreed that the common stock and warrants of the reorganized Company to be delivered to them on account of the Prior Loans pursuant to the Amended Plan of Reorganization shall be allocated among and distributed to the Lenders and otherwise treated as set forth herein;

WHEREAS, the Company is in agreement with all of the arrangements mentioned above;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Lenders and the Company hereby agree as follows:

1. Definitions.

In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meaning set forth below:

"Collateral" means all property and interests in property in which a Lien has been granted under (i) the Koyah Transaction Documents or (ii) the Transaction Documents of any New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Collateral Agent" means KLP in its capacity as collateral agent under this Agreement for the Lenders and any New Lenders who may be added to this Agreement pursuant to Section 6 and any successor Collateral Agent under this Agreement appointed by the Majority In Interest pursuant to this Agreement.

"Credit Obligations" means all outstanding and unpaid obligations of every nature of the Company (i) to the Lenders under the Koyah Transaction Documents, as the same may be modified in accordance with Section 4(g), whether now existing or hereafter incurred and without any limit on the current or future principal amount thereof or (ii) to any additional New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Enforcement" means the commencement of enforcement, collection (including judicial or non-judicial foreclosure) or similar proceedings against the Company, including any such proceedings with respect to the Collateral.

"Event of Default" means any event of default or default as defined in any of the Transaction Documents.

"Joinder Agreement" means a Joinder Agreement adding any additional New Lender to this Agreement pursuant to Section 6.

"Lenders" means (i) the Lenders and (ii) any additional New Lender who may be added to this Agreement pursuant to Section 6.

"Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

"Loans" means (i) the Allowed Secured Claims and (ii) the Loans of any additional New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Majority In Interest" means one or more Lenders at the time holding (or representing) more than fifty percent (50%) of the outstanding principal amount of the Credit Obligations. Any act or direction taken or made by the Majority in Interest pursuant to or under authority of this Agreement shall, in every case, be taken only with the consent or approval of Microcap, which consent or approval shall not be unreasonably withheld.

"Notes" means (i) the five Amended and Restated Promissory Notes and (ii) the Notes of any additional New Lender who may be added to this Agreement pursuant to Section 6, as specified in a Joinder Agreement.

"Proceeds" has the meaning assigned to it under the Uniform Commercial Code, and in any event, includes, but is not limited to any and all (a) proceeds of any collection, sale or other disposition of the Collateral, (b) amounts from time to time paid or payable or in connection with any of the Collateral, and (c) amounts collected by the Collateral Agent or any Lender by way of offset, deduction or counterclaim.

"Security Documents" means any security agreement, pledge agreement, mortgage, deed of trust, or other agreement, instrument or document pursuant to which the Company grants a Lien to secure the Loans or any other Credit Obligations, whether now existing or hereafter incurred.

"Special Event of Default" means (i) the commencement of a new bankruptcy proceeding with respect to the Company, (ii) any other Event of Default which has not been waived or cured within forty-five (45) days after the occurrence thereof, or (iii) the acceleration of any of the Loans or any other Credit Obligations.

"Transaction Documents" means (i) the Koyah Transaction Documents and (ii) the Transaction Documents of any additional New Lender who may be added to this Agreement, as specified in a Joinder Agreement.

2. Collateral.

Each Lender hereby appoints KLP as Collateral Agent and agrees that KLP as Collateral Agent shall hold and administer the Security Documents, as trustee for the ratable benefit of the other Lenders and itself in accordance with their pro rata share of the Credit Obligations, and upon receiving any proceeds from any Enforcement, will hold such Proceeds, to the extent it may legally do so, for the ratable benefit of the Lenders and will apply the same in accordance with the provisions of Section 3. It is the specific intent of the parties that the rights of the Lenders in respect of any Collateral shall be governed by the provisions hereof, notwithstanding the date, manner or order of attachment or perfection, or the lack of any thereof, or the description of any such Collateral by or for the benefit of any Lender.

3. Payments and Proceeds.

Any and all Proceeds, payments or other consideration received by the Collateral Agent or a Lender on the Credit Obligations or the Collateral, whether received as a prepayment, regular payment or in connection with an acceleration or a demand for payment or an Enforcement, shall be delivered to the Collateral Agent and applied promptly by the Collateral Agent as follows:

FIRST: To the payment of all reasonable costs and expenses, liabilities and advances (i) made or incurred by the Collateral Agent in connection with administration of this Agreement or (ii) made or incurred by the Collateral Agent or the Lenders in connection with any Enforcement, in each case including reasonable fees and expenses of counsel;

SECOND: To the ratable payment of the Credit Obligations then due and owing by the Company without preference or priority of any amount of interest, principal or premium over any other amount of interest, principal or premium or the Credit Obligations owed to any Lender over the Credit Obligations owed to any other Lender, with any balance to be held for further application in accordance with the provisions of this Section 3; and

THIRD: After payment in full of all obligations owed by the Company under the Credit Obligations, to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such monies or Proceeds.

Notwithstanding the foregoing, the (i) 1,134,000 shares of common stock and (ii) warrants for the purchase of an additional 259,900 shares of common stock which are issued or issuable to the Lenders on account of the Prior Loans pursuant to the Amended Plan of

Reorganization shall be allocated among and distributed to the Lenders in accordance with the table set forth in the Recitals, to be held and owned by them for their own account.

4. Decisions Relating to Administration and Exercise of Remedies.

(a) The Lenders shall act only through the Collateral Agent with respect to any Enforcement, and the Collateral Agent shall not commence any Enforcement without the written direction of the Majority In Interest. The Collateral Agent shall administer the Security Documents and the Collateral and shall make such demands and give such notices under the Security Documents as the Majority In Interest may direct in writing, and shall take such action to enforce the Security Documents and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed in writing by the Majority In Interest; provided, however, that the Collateral Agent shall not be required to take any action (i) that is contrary to law or to the terms of this Agreement or the Security Documents, or that would subject the Collateral Agent or any of its officers, directors, partners, members, employees, or agents to liability, and (ii) until the Collateral Agent shall be indemnified as to its reasonable satisfaction by one or more of the Lenders against any and all loss, cost, expense or liability in connection therewith, which indemnity each Lender hereby agrees to deliver upon request of the Collateral Agent.

(b) Each Lender agrees that the Collateral Agent shall act as the Majority In Interest and may direct (regardless of whether any individual Lender agrees, disagrees or abstains with respect to such directions), and that the Collateral Agent shall have no liability for acting in accordance with such directions and the Majority In Interest shall have no liability for giving such directions in good faith; provided that such action does not conflict with the express terms of this Agreement. The Collateral Agent shall give prompt notice to each of the Lenders of any action taken pursuant to the directions of the Majority In Interest to enforce any Security Document; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken. Notwithstanding anything herein to the contrary, the Majority In Interest shall only direct the Collateral Agent to release the Collateral from the security interests granted for the benefit of any individual Lender(s) if the Collateral Agent is concurrently releasing the security interest granted in such Collateral for the benefit of all Lenders having a security interest in such Collateral, unless all Lenders shall otherwise agree.

(c) The Collateral Agent may at any time request directions from the Majority In Interest as to any course of action or other matter relating hereto or any Security Document or Collateral. Except as otherwise expressly provided in this Agreement or the Security Documents, directions given by the Majority In Interest to the Collateral Agent hereunder shall be in writing and binding upon all Lenders for all purposes.

(d) Nothing contained in this Agreement shall affect the rights of any Lender to give the Company notice of any default, accelerate or make demand for payment of their respective Loans or other Credit Obligations. If the Majority In Interest directs the Collateral Agent to take any action, commence any proceedings or otherwise proceed against the Collateral or enforce any Security Documents, and such actions or proceedings are or may be defective without the joinder of all Lenders, then all Lenders shall join in such actions or proceedings. Each Lender

agrees not to take any action to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral except through the Collateral Agent in accordance with this Agreement and not take any other actions inconsistent with this Agreement.

(e) If the Collateral Agent has been notified in writing that an Event of Default has occurred, the Collateral Agent shall notify the Lenders and may notify the Company of such determination. Any Lender which has actual knowledge of an Event of Default, or facts which indicate that an Event of Default has occurred, shall deliver to the Collateral Agent a written statement describing such Event of Default or facts. Failure to do so, however, does not constitute a waiver of such Event of Default by the Lenders. Upon receipt of a notice from a Lender of the occurrence of an Event of Default, the Collateral Agent shall promptly give notice of such Event of Default to all other Lenders.

(f) Unless an Event of Default has occurred and is continuing, the Collateral Agent may, without any approval of the Majority In Interest or all Lenders (as applicable) as otherwise required under Section 4(b), release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company pursuant to the Transaction Documents and execute and deliver such releases as may be necessary to terminate of record any Lender's security interest in such Collateral. If an Event of Default has occurred and is continuing, the Collateral Agent shall only release such Collateral upon the approval of the Majority In Interest or all Lenders (as applicable) as required under Section 4(b).

(g) No Lender shall have the right to amend, supplement, restate or replace (including an increase or decrease in the principal amount thereof), waive the terms of, or otherwise modify the Koyah Transaction Documents without notice to and approval of the Majority in Interest.

(h) With respect to its pro rata share of the Credit Obligations, KLP, in its capacity as a Lender, shall have and may exercise the same rights and powers hereunder subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, all as if KLP were not appointed as the Collateral Agent pursuant hereto.

5. Effective Date.

Although executed and delivered subsequently, this Agreement is dated, and shall be effective as of January 31, 2006, which is the Plan Effective Date. This Agreement shall amend and restate, and supersede and replace, the Prior Intercreditor Agreement as of that date.

6. Additional Loans and New Lenders.

Each of the parties hereto acknowledges and agrees that additional individuals or entities making loans to the Company may join in this Agreement and be added as New Lenders hereunder, upon approval of the Majority In Interest but without necessity of notice to or approval of any other Lenders or the Company. The Majority In Interest shall have the right to do so in its sole discretion, but without any obligation on its part to consider or agree to any such request.

Accordingly, each of the parties hereto agrees to the following terms and conditions in order to provide for possible additional New Lenders joining in and being added to this Agreement.

Upon (i) approval of the Majority In Interest of (a) the lender(s) who will be added as an additional New Lender, (b) the loans made or to be made and the maximum principal amount thereof which will constitute the "Loans" and the "Credit Obligations" of such additional New Lender for purposes of this Agreement and (c) the documents which will constitute the "Notes" and other "Transaction Documents" of such additional New Lender and the form and substance thereof, (ii) the additional New Lender and the Majority In Interest entering into a Joinder Agreement providing for the addition of such additional New Lender and setting forth such (a) the name and address of such additional New Lender, (b) the "Loans" and other "Credit Obligations" of such additional New Lender for purposes of this Agreement, (c) the "Notes" and other "Transaction Documents" of such additional New Lender for purposes of this Agreement and (d) any other conditions precedent to the addition of such additional New Lender, and (iii) the satisfaction of any such conditions precedent, then such additional New Lender shall become an additional "New Lender" for all purposes of this Agreement, with all of the rights and obligations of a New Lender and with all references in this Agreement to a New Lender also referring to such additional New Lender.

Upon entering into any Joinder Agreement, such additional New Lender and the Majority In Interest who are parties thereto shall promptly notify the Company and the other Lenders and shall send them a copy of such Joinder Agreement. No further approval by or notice to the Company or any of the other Lenders shall be required to add any additional New Lenders.

7. Miscellaneous.

(a) Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or the reputation or involvement of the Collateral Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit and/or investment analysis and decisions in connection with entering into its Transaction Documents or this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and/or investment decisions in connection with taking or not taking action under its Transaction Documents, this Agreement or any other agreement to which it is a party with respect to the Company.

(b) The Company acknowledges that it has actual notice of the terms of this Agreement, consents hereto, agrees to be bound by the terms hereof and covenants with each of the Lenders that it will at all times during the continuance hereof comply and act in accordance with the terms and provisions of this Agreement. The Company also acknowledges that the terms of this Agreement are for the sole benefit of the Lenders, and that nothing in this Agreement shall be construed as conferring any rights upon the Company or any third party.

(c) All notices or other communications provided for herein shall be in writing and be send by overnight air courier, facsimile communication or United States mail and shall be deemed to have been given when delivered by overnight air courier, upon receipt of facsimile communication or e-mail (with acknowledgment of complete transmission) or five (5) business days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth in the Transaction Documents.

(d) In addition to the provisions of Section 6 governing the possible addition of additional New Lenders, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with (i) in the case of an amendment, the written consent of the Lenders constituting the Majority In Interest, except that if any amendment would affect any Lender adversely and differently from the Lenders generally, then no such amendment shall be effective without the written consent of such affected Lender as well, and (ii) in the case of a waiver, with the written consent of the party granting such waiver. Any amendment or waiver effectuated in accordance with this Section 7(d) shall be binding on the Company and each current or future Lender.

(e) This Agreement shall continue to be effective among the Lenders even though a case or proceeding under any bankruptcy or insolvency law or any proceeding in the nature of a receivership, whether or not under any solvency law, shall be instituted with respect to the Company, or any portion of the property or assets of the Company, and all actions taken by the Lenders with regard to such proceeding shall be as directed by the Majority In Interest; provided however, that nothing herein shall be interpreted to preclude any Lender from filing a proof of claim with respect to obligations owed it by the Company or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in the case of bankruptcy, insolvency or similar law in its sole discretion; provided further, that in the event any party fails to file a proof of claim, the Collateral Agent may file a proof of claim on behalf of such party.

(f) Each party hereto agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any other party hereto may reasonably request to effect the terms, provisions and purposes of this Agreement or to better assure and confirm unto such other party hereto its respective rights, powers and remedies hereunder.

(g) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing such counterpart. A facsimile copy of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

(h) **The Company acknowledges that Paine Hamblen Coffin Brooke & Miller LLP ("Paine Hamblen") has represented only the Lenders in connection with this Agreement and the Koyah Transaction Documents, and that Paine Hamblen has not**

represented the Company in any way in connection therewith. The Company further acknowledges that it has been represented by its own legal counsel in connection with this Agreement and the Koyah Transaction Documents and has consulted with and relied solely upon the legal representation and advice of such legal counsel in connection therewith.

(i) In case any provision or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligations in any other jurisdiction, shall not in any way be affected or impaired hereby.

(j) **The Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only (i) until the Company's Chapter 11 case in the Bankruptcy has been closed by the entry of a final decree, by the Bankruptcy Court in the Bankruptcy and (ii) thereafter, by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.**

(k) This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein.

(l) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Lenders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.

(m) The Company shall pay all out-of-pocket fees, costs and expenses incurred by the Collateral Agent and/or any of the Lenders in connection with any filings required hereunder or the Koyah Transaction Documents and/or any New Lender Transaction Documents, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches required or obtained by the Collateral Agent, and the administration of this Agreement and the Transaction Documents, up to a maximum of fifteen thousand dollars ($15,000) for fees, costs and expenses of this type incurred in connection with this Agreement and the Transaction Documents. The Company shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent might prejudice, imperil or otherwise affect the Collateral or the Lenders' Liens therein. The Company shall also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses of the Collateral Agent and/or the Lenders, including the reasonable fees and expenses of counsel and of any experts and agents, which the Collateral Agent and/or any

Lender may incur in connection with (i) the enforcement of this Agreement or the Transaction Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of a Lender under any other agreement between the Company and such Lender. Until so paid by the Company, any expenses, fees and costs payable hereunder shall bear interest at the default rate, if any, set forth in the Notes.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the Lenders and the Company have caused this Agreement to be executed and delivered by its duly authorized officer or officers, effective as of the day and year first above written.

AURA SYSTEMS, INC.
~~KOYAH LEVERAGE PARTNERS, L.P.~~
By: ~~Koyah Ventures LLC, its general partner~~
By: ____________
Name: MELVIN GAGERMAN
Title: CEO

KOYAH PARTNERS, L.P.
By: Koyah Ventures LLC, its general partner
By: ____________
Name: Robert J. Law
Title: Vice President

KOYAH VENTURES, LLC

By: ____________
Name: Robert J. Law
Title: Vice President

RAVEN PARTNERS, L.P.
By: Koyah Ventures LLC, its general partner
By: ____________
Name: Robert J. Law
Title: Vice President

KOYAH MICROCAP PARTNERS MASTER FUND, L.P.
By: Koyah Ventures LLC, its general partner
By: ____________
Name: Robert J. Law
Title: Vice President

~~AURA SYSTEMS, INC.~~ KOYAH LEVERAGE PARTNERS, L.P.
By: Koyah Ventures LLC, its general partner
By: ____________
Name: Robert J. Law
Title: Vice President

[Signature page to Amended and Restated Intercreditor Agreement.]

I:\Spodocs\28601\00026\agree\00392441.DOC (Ver. 3)

EXHIBIT A

INSTRUMENTS EVIDENCING AND SECURING THE PRIOR LOANS TO THE COMPANY BY THE LENDERS

Koyah Leverage Partners, L.P. and Koyah Partners, L.P.

(a) an Agreement between Koyah Leverage Partners, L.P., Koyah Partners, L.P. and the Company dated as of July 24, 2003, as subsequently amended;

(b) four Convertible Promissory Notes each dated July 24, 2003 executed by the Company as follows: (i) Promissory Note (Term) - Koyah Partners, L.P. in the amount of $120,519.44; (ii) Promissory Note (Term) - Koyah Leverage Partners, L.P. in the amount of $482,077.78; (iii) Promissory Note (Multiple Advance) - Koyah Partners, L.P. in the amount of $200,000; and (iv) Promissory Note (Multiple Advance) - Koyah Leverage Partners, L.P. in the amount of $800,000, each as subsequently amended;

(c) a Security Agreement dated as of July 24, 2003 made by the Company in favor of Koyah Leverage Partners, L.P. as collateral agent for Koyah Leverage Partners, L.P. and Koyah Partners, L.P., as subsequently amended;

(d) an Amendment and Waiver Agreement dated as of August 6, 2003 between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P.;

(e) an Additional Advance Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 18, 2003;

(f) a Stock Pledge Agreement made by the Company in favor of Koyah Leverage Partners, L.P., as collateral agent for Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 18, 2003;

(g) an Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 21, 2003;

(h) a Second Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of September 18, 2003;

(i) a Third Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of September 30, 2003;

(j) a Fourth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of October 16, 2003;

(k) a Fifth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of October 27, 2003;

(l) a Sixth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of November 11, 2003;

(m) a Seventh Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of November 25, 2003;

(n) an Eighth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of December 19, 2003;

(o) a Ninth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of January 8, 2004;

(p) a Security Agreement Amendment between the Company and Koyah dated as of January 15, 2004;

(q) a Tenth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 10, 2004;

(r) an Eleventh Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 11, 2004;

(s) a Twelfth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 18, 2004;

(t) an Thirteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of April 5, 2004;

(u) a Fourteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of April 30, 2004;

(v) a Fifteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of June 3, 2004; and

(w) a UCC financing statement filed under Delaware filing number 3193760-9 as amended under filing number 4013694; and filings with the USPTO on the Company's (i) Patent Reg. Nos. US 5,734,217, US 6,157,175, US 2202313, US 2477031, US 2372115, US 1991593 and US 2196818, (ii) Patent Application Serial Nos. 09/939116, 09/938967, 752337652, 75141345, 75141344, 09/799,973, 00/03815, 01/50683 and 01/50762, and (iii) numerous trademarks and trademark applications.

Koyah Ventures LLC

(x) an Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004, as subsequently amended;

(y) a Convertible Promissory Note dated June 14, 2004 executed by the Company to Koyah Ventures LLC in the amount of $300,000, as subsequently amended;

(z) a Security Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004;

(aa) a Stock Pledge Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004;

(bb) an Amendment Agreement between Koyah Ventures LLC and the Company dated as of June 9, 2004; and

(cc) a UCC financing statement filed under Delaware filing number 4169386-2.

Raven Partners, L.P.

(dd) an Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004, as subsequently amended;

(ee) a Convertible Promissory Note dated June 14, 2004 executed by the Company to Raven Partners, L.P. in the amount of $100,000;

(ff) a Security Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004;

(gg) a Stock Pledge Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004; and

(hh) a UCC financing statement filed under Delaware filing number 4169385-4.

Koyah Microcap Partners Master Fund, L.P.

(ii) an Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004, as subsequently amended;

(jj) a Convertible Promissory Note dated December 16, 2004 executed by the Company to Koyah Microcap Partners Master Fund, L.P. in the amount of $220,000;

(kk) a Security Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004;

(ll) a Stock Pledge Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004;

(mm) a UCC financing statement filed under Delaware filing number 4356479-8;

(nn) an Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 23, 2004, as subsequently amended; and

(oo) a Convertible Promissory Note dated December 23, 2004 executed by the Company to Koyah Microcap Partners Master Fund, L.P. in the amount of $210,000.